March 6, 1997



The Interpublic Group of Companies, Inc.
1271 Avenue of the Americas
New York, New York 10020


     Re:  The Interpublic Group of Companies, Inc.,
          Registration Statement on Form S-3

Ladies & Gentlemen:

     I am General Counsel of The Interpublic Group of Companies, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the above-captioned Registration Statement on Form S-3 (the "Registration Statement"), relating to the registration of 714,7907 shares of the Corporation's Common stock, $.10 par value (the "Shares").

     In arriving at the opinions expressed below, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Corporation and such other instruments and other certificates of public officials, officers and representatives of the Corporation and such other persons, and I have made such investigation of law, as I have deemed appropriate as a basis for the opinions expressed below. In rendering the opinions expressed below, I have assumed and have not verified that the signatures on all documents that I have examined are genuine.

     Based on the foregoing, it is our opinion that:

     1. The Corporation is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. The Shares have been duly authorized by all necessary corporate action of the Corporation, and are legally issued, fully paid and non-assessable.


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     I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to my name in the Registration Statement and the related Prospectus under the caption "Legal Matters." By giving such consent, I do not admit that I am an "expert" within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this
Exhibit 5.


                                      Very truly yours,

                                      /s/ Nicholas J. Camera
                                      -----------------------------
                                      Nicholas J. Camera